Exhibit 3.2
 -----------

                             RESTATED AND AMENDED
                                  BYLAWS OF
                        JACK HENRY & ASSOCIATES, INC.
                         (Effective October 31, 2006)


                                  ARTICLE I
                                  ---------

 Section 1.1 Registered Office. The registered office of the corporation shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware.

 Section 1.2 Corporate Office. The corporation may have its office (or offices) at such place (or places) as the board of directors, in its discretion, may from time to time determine, or wherever the business of the corporation may require.

                                  ARTICLE II
                                  ----------

                           Meeting of Stockholders
                           -----------------------

 Section 2.1 Time and Place. Any meeting of the stockholders may be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice, or in a duly executed waiver of notice, of the meeting.

 Section 2.2 Annual Meeting. The annual meeting of the stockholders, commencing with the year 1986, shall be held on the second Tuesday in November of each year or on such other date as the board of directors may determine, for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

 Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the chairman of the board or the president, and shall be called by the chairman of the board, the president or any vice-President or the secretary, when directed to do so by resolution of the board of directors. A special meeting of the stockholders shall also be called by the president or secretary at the request in writing of stockholders owning at least two-thirds of the stock of the corporation entitled to vote. Any request of the stockholders for a special meeting shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice

 Section 2.4 Notices. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally, by mail, courier service, electronic mail, facsimile transmission, or by any other lawful means, to each stockholder of record entitled to vote at such meeting.

 Section 2.5 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting, or any adjournment of a meeting, of stockholders, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 15 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

 Section 2.6 Voting List. The secretary of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof to be open to the inspection of any stockholder who is present.

 Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

 Section 2.8 Voting and Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

 Section 2.9 Waiver. Attendance of a stockholder of the corporation, either in person or by proxy, at any meeting, either annual or special, shall constitute waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time stated in such notice, shall be equivalent to notice.

 Section 2.10 Conduct of Stockholder Meetings. At every meeting of stockholders, the chairman of the board, or in his absence, the president, or in his absence, a vice-president, or if none be present, the appointee of the meeting, shall act as chairman of the meeting, the secretary, or in the absence an assistant secretary, or if none be present, the appointee of the chairman of the meeting shall act as secretary of the meeting. The chairman of the meeting shall call the meeting to order, and shall make such rulings and determinations as shall be necessary or convenient for the orderly conduct of the meeting, including but not limited to setting the place and agenda, imposing reasonable time limits on speakers, determining when the polls shall open and close, the method of voting and the manner in which votes are counted, the sufficiency and interpretation of any proxy, the propriety of any matter submitted for stockholder action, and the time of adjournment.

 Section 2.11   Notice of Stockholder Business and Nominations.

           (A)  Annual Meeting of Stockholders.

                (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.11 and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation.

                (2) For nominations or other business to be properly brought before the annual meeting by a stockholder pursuant to clause (b)
           of paragraph (A)(1) of this   Section 2.11, the stockholder must
           have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law.
           To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this paragraph (A)(2) of this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

           (B) Special Meeting of the Stockholders. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected (I) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Section 2.11 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

           (C)  General.

                (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
           Section 2.11.

                (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.11, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11 to declare that such defective proposal or nomination shall be disregarded.

                (3) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                (4) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
           2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under Exchange Act.


                                 ARTICLE III
                                 -----------

                                  Directors
                                  ---------

 Section 3.1 Number. The number of directors shall be eight, or such other number (one or more), as fixed from time to time by resolution of the board of directors.

 Section 3.2 Elections. Except as provided in Section 3.3 of this Article, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall be elected to serve until the next annual meeting of stockholders or until his successor shall be elected and qualified.

 Section 3.3 Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. Such newly elected director shall hold office until the next annual meeting of stockholders or until his successor shall be elected and qualified.

 Section 3.4 Meetings. The first meeting of each newly elected board of directors shall be held immediately after, and at the same place as, the annual meeting of the stockholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. The board of directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

 Section 3.5 Notice of Special Meetings. Special meetings may be called by the chairman or any two members of the board of directors. Such notice may be given to each member of the board of directors by mail by the secretary, the president or the members of the board calling the meeting by depositing the same in the mail at least 7 days before the meeting, addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed. Notice may also be given at least 48 hours before the meeting in person, or by telephone, overnight mail or courier service, hand delivery, electronic mail, facsimile transmission, or by any other lawful means, addressed as stated above; and such notice shall be deemed to have been given at the time when such is delivered to the last address of the director for this purpose, or when such personal or telephone conversation occurs.

 Section 3.6 Quorum. At all meetings of the board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the certificate of incorporation, or these bylaws. If less than a quorum be present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

 Section 3.7 Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice or manner of calling any such meeting signed by a director entitled to such notice, whether before, at, or after the time stated in such notice, shall be equivalent to the giving of such notice.

 Section 3.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors.

 Section 3.9 Attendance by Telephone. Members of the board of directors or any committee of the corporation may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

 Section 3.10 Removal. Any director may be removed from office at any time, but only for cause or upon the affirmative vote of the holders of at least two-thirds of the corporation's stock entitled to vote thereon.

                                  ARTICLE IV
                                  ----------

                                   Officers
                                   --------

 Section 4.1 Election. The corporation shall have such officers with such duties as the board of directors determines by resolution. The officers shall be elected or appointed at least annually by the board of directors at its first meeting after each annual meeting of stockholders.

 Section 4.2 Removal, Resignation and Vacancies. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office may be filled by the board of directors.

 Section 4.3 Chairman of the Board. The board of directors may, in its sole discretion, elect a chairman of the board. If elected, the chairman of the board shall preside at all meetings of shareholders and of the board of directors. In the event a chief executive officer (CEO) of the corporation is not elected or appointed by the board of directors, the chairman of the board shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, the chairman of the board, coextensively with the president, the CEO, and the chief operating officer (COO), shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and he/she may execute contracts, deeds and other instruments on behalf of the corporation as are necessary and appropriate. He/she shall perform such additional functions and duties as are appropriate and customary for the office of the chairman of the board and as the board of directors may prescribe from time to time.

 Section 4.4 Vice Chairman of the Board. In the absence, disability or vacancy of the chairman of the board, the vice chairman of the board shall serve as chairman of the board.

 Section 4.5 Chief Executive Officer. The board of directors, in its sole discretion, may elect a chief executive officer (CEO). Subject to the direction and control of the board of directors, the CEO coextensively with the chairman of the board, the president, and the COO, shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect; and he/she may execute contracts, deeds and other instruments on behalf of the corporation as are necessary and appropriate. He/she shall perform such additional functions and duties as are appropriate and customary for the office of COO and as the board of directors may prescribe from time to time.

 Section 4.6 President. In the absence, disability or vacancy of the chairman of the board and the vice chairman of the board, the President shall preside at all meetings of the shareholders and of the board of directors. In the absence, disability or vacancy of the CEO, the president shall serve as CEO. Subject to the direction and control of the board of directors, the president, coextensively with the chairman of the board, the CEO, and the COO, shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect; and he/she may execute contracts, deeds and other instruments on behalf of the corporation as are necessary and appropriate. He/she shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors may prescribe from time to time.

 Section 4.7 Chief Operating Officer. The board of directors, in its sole discretion, may elect a chief operating officer (COO). Subject to the direction and control of the board of directors, the COO, coextensively with the chairman of the board, the CEO, and the president, shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect; and he/she may execute contracts, deeds and other instruments on behalf of the corporation as are necessary and appropriate. He/she shall perform such additional functions and duties as are appropriate and customary for the office of COO and as the board of directors may prescribe from time to time.

 Section 4.8 Executive Vice President. The board of directors, in its sole discretion, may elect an executive vice president, who shall report to and assist the president, and who shall serve as president in the absence, disability or vacancy of the president.

 Section 4.9 Senior Vice President. The board of directors, in its sole discretion, may elect one or more senior vice presidents, who shall report to and assist the president and executive vice president.

 Section 4.10 Vice President. The board of directors, in its sole discretion, may elect one or more vice presidents, who shall report to and assist the president, executive vice president and senior vice presidents.

 Section 4.11 Assistant Vice President. The board of directors, in its sole discretion, may elect one or more assistant vice presidents, who shall report to and assist the president, executive vice president, senior vice presidents and vice presidents.

 Section 4.12 Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate files and records and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his or her signature), and perform such other duties as may from time to time be prescribed by the board of directors and the president.

 Section 4.13 Assistant Secretary. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the president shall, in the absence or disability of the secretary, or in case such duties are specifically delegated to him/her by the board of directors, the president or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as the secretary, the board of directors or the president may from time to time prescribe.

 Section 4.14 Chief Financial Officer. The chief financial officer (CFO) shall have control of the funds and the care custody of all the stocks, bonds, and other securities of the corporation, and be responsible for the preparation and filing of tax returns. He/she shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He/she shall also have charge of the disbursement of the funds of the corporation, and shall keep full and accurate records of the receipts and disbursements. He/she shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors, and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

 Section 4.15 Treasurer. The treasurer shall report to and assist the CFO, and the board of directors, chairman of the board, CEO, president and COO.

 Section 4.16 Assistant Treasurer. The assistant treasurer or, if there be more than one, the assistant treasurers in the order determined by the president shall, in the absence or disability of the treasurer, or in case such duties are specifically delegated to him/her by the board of directors, president or treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the treasurer, the board of directors or the president may from time to time prescribe.

 Section 4.17 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

                                  ARTICLE V
                                  ---------

                                  Committees
                                  ----------

 The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law. The board of directors may provide, by resolution or amendment to the bylaws, such powers, limitations, and procedures for committees as the board of directors deems advisable.

                                  ARTICLE VI
                                  ----------

                                  Contracts
                                  ---------

 Section 6.1 Financial Interest. No contract or transaction between the corporation and one or more of its directors and officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, or a committee thereof, or the stockholders.

 Section 6.2 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

                                 ARTICLE VII
                                 -----------

                                    Stock
                                    -----

 Section 7.1 Certificated or Uncertificated Shares. The shares of stock of the corporation may be evidenced by certificates for shares of stock or may be issued in uncertificated form, or a combination of both. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate. To the extent that shares are represented by certificates, such certificates whenever authorized by the board of directors, shall be in such form as shall be approved by the board. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

 Section 7.2 Lost Certificates. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

 Section 7.3 Transfer of Stock. Transfers of shares of capital stock of the corporation shall be made on the books of the corporation upon authorization by the registered holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the secretary or a transfer agent for such stock, if any, and if such shares of stock are represented by a certificate, only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

 Section 7.4 Registered Stockholders. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest, except as expressly provided by the laws of Delaware.

                                 ARTICLE VIII
                                 ------------

                                     Seal
                                     ----

 The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "DELAWARE," and which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

                                  ARTICLE IX
                                  ----------

                                  Fiscal Year
                                  -----------

 The board of directors, by resolution, may adopt a fiscal year for the corporation.

                                  ARTICLE X
                                  ---------

                                  Amendment
                                  ---------

 These bylaws may at any time and from time to time be amended, altered or repealed by the board of directors. These bylaws may also be amended, altered or repealed at any special meeting of the stockholders if duly called for that purpose or at any annual meeting, by the affirmative vote of the holders of at least two-thirds of the corporation's stock entitled to vote thereon.